UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 24, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2005 we entered into a definitive agreement to purchase all the capital stock of Orlando based homebuilder Greater Homes, Inc. (“Greater Homes”).  The acquisition is expected to close in early September 2005 and is subject to the satisfaction of certain conditions.  The purchase price, which will be based on the book equity of Greater Homes plus an agreed upon premium and the repayment by Meritage of certain outstanding indebtedness, is still being determined.  A copy of our press release announcing the entering into of the agreement to acquire Greater Homes, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

99.1                           Press Release dated August 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2005

MERITAGE HOMES CORPORATION

/s/ Vicki L. Biggs
By: Vicki L. Biggs
Controller and Chief Accounting Officer